UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

PULMONX CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-39562	77-0424412
(State or Other Jurisdiction		(Commission File Number)	(IRS Employer
of Incorporation)			Identification No.)
700 Chesapeake Drive
Redwood City,	CA		94063
(Address of Principal Executive Offices)			(Zip Code)
(650)364-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LUNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Executive Officer

On February 20, 2024, Glendon E. French resigned as President and Chief Executive Officer of Pulmonx Corporation (the “Company”), effective as of March 15, 2024 (the “Effective Date”). Following the Effective Date, Mr. French will continue as a full-time employee of the Company in the capacity of Senior Advisor to the Company’s new President and Chief Executive Officer until May 1, 2024, when his employment will cease, and he will continue to be paid his existing salary and benefits through such date. Thereafter, Mr. French will continue to serve as a Class I member of the Company’s board of directors and will be eligible to receive compensation under the Company’s non-employee director compensation policy. Mr. French’s outstanding equity awards will continue to vest in accordance with their terms subject to his continued service to the Company as a member of the board of directors.

The Company and Mr. French have entered into a letter agreement in connection with Mr. French’s resignation and service as Senior Advisor. The foregoing summary of the letter agreement is qualified in its entirety by reference to the complete text of the letter agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company’s non-employee director compensation policy is filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39562) filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021.

Appointment of Principal Executive Officer and Director

On February 19, 2024, the Company’s board of directors appointed Steven S. Williamson as the Company’s President and Chief Executive Officer and a Class II member of the board of directors, each as of the Effective Date. From November 2020 until February 2024, Mr. Williamson, age 51, has served as the Chief Commercial Officer of Outset Medical, Inc., a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. From August 2012 to November 2020, he served in various capacities at C.R. Bard through its acquisition by Becton, Dickinson and Company (“BD”) in 2017, most recently serving as the Worldwide President for the Peripheral Intervention business unit of BD until October of 2020. From May 2003 to August 2012, he held various positions at Hologic, Inc., most recently as Senior Vice President and General Manager of the GYN Surgical Products Business. Mr. Williamson received his B.B.A. from the University of Massachusetts, Amherst, and an M.B.A. from Bentley College. There are no family relationships between Mr. Williamson and any of the Company’s directors or executive officers, and there are no transactions between Mr. Williamson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Offer Letter

Mr. Williamson’s offer letter provides for at-will employment and contains standard confidentiality, non-solicitation and assignment of intellectual property provisions. Under the terms of Mr. Williamson’s offer letter, he will be paid an annual base salary of $580,000 and will be eligible to receive an annual bonus with a target bonus opportunity equal to 75% of his annual base salary. Mr. Williamson will also be reimbursed for certain travel and housing related expenses. The Company also agreed to grant Mr. Williamson a non-statutory stock option for shares of common stock with a value $2,500,000 to be determined using a Black-Scholes valuation model (the “Option”), and a restricted stock unit award for common stock (the “RSU”), to be determined by dividing $2,500,000 by the trailing 60-day average closing price of the Company’s common stock to the date of grant as quoted on The Nasdaq Stock Market (the Option and the RSU are collectively, the “Initial Grants”), both of which will vest over four years from the date of grant of the Initial Grants. The Initial Grants were an inducement material to Mr. Williamson in deciding to accept employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The terms of the Initial Grants will be governed by the Company’s 2020 Equity Incentive Plan, but will be made outside of such plan. Mr. Williamson will not receive any additional compensation for his service as a member of the board of directors.

The foregoing summary of Mr. Williamson’s offer letter is qualified in its entirety by reference to the complete text of the letter agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Severance and Change in Control Plan

Pursuant to the terms of his offer letter, Mr. Williamson is also eligible to participate in the Company’s severance and change in control plan which is filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-248635) filed with the SEC on September 28, 2020.

Under the plan, if, within the period commencing immediately prior to the closing of a change in control and ending 12 months following the closing of a change in control of the Company (such period, the change in control period), the Company terminates Mr. Williamson’s employment without “cause” (excluding by reason of his death or “disability”) or Mr. Williamson resigns for “good reason” (as such terms are defined in the change of control and severance plan) and Mr. Williamson executes a release of claims that becomes effective and irrevocable within 60 days following his termination, he is entitled to receive:

•a lump sum severance payment, less applicable withholdings, equal to 18 months of his base salary, as then in effect;

•a lump sum payment, less applicable withholdings, equal to 100% of his annual target bonus for the year in which the termination occurs;

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and his dependents for up to 18 months; and

•accelerated vesting as to 100% of his outstanding unvested time-based equity awards.

If the Company terminates Mr. Williamson’s employment without cause (excluding by reason of his death or disability) or he resigns for good reason, in each case outside of the change in control period, and he executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following his termination, he is entitled to receive:

•12 months base salary continuation, less applicable withholdings, as then in effect; and

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and his dependents for up to 12 months.

Indemnification Agreement

The Company will also enter into its standard form of director and officer indemnification agreement with Mr. Williamson. The form of director and officer indemnification agreement is filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-248635) filed with the SEC on September 24, 2020.

Resignation of Director

On February 19, 2024, Alissa Hsu Lynch, a Class I member of the board of directors, notified the Company of her decision to not stand for re-election at the Company’s 2024 annual meeting of stockholders. Ms. Lynch’s decision to not stand for re-election was not related to any disagreement relating to the Company’s operations, policies or practices. The board of directors and management thank Ms. Lynch for her service and dedication to the Company and its stockholders. Effective as of the 2024 annual meeting of stockholders, the size of the board of directors will be reduced to eight directors.

Item 8.01 Other Events.

On February 21, 2024, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated February 20, 2024 by and between Glendon E. French and Pulmonx Corporation
10.2	Offer Letter, dated February 19, 2024 by and between Steven S. Williamson and Pulmonx Corporation
99.1	Press Release of Pulmonx Corporation, dated February 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmonx Corporation

Dated: February 21, 2024

By:	/S/ DAVID LEHMAN
David Lehman
General Counsel